AMENDMENT TO
                   MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

     This Amendment effective the 21st day of October, 2009 to the Mutual Fund Custody and Services Agreement dated as of June 6, 2001 (the "Agreement") by and between Tweedy, Browne Fund Inc. (the "Company") on behalf of the funds listed on Appendix E (each individually a "Fund" and collectively the "Funds") and The Bank of New York Mellon (successor by operation of law to Mellon Trust of New England, N.A., formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Company and the Custodian have entered previously into the Agreement; and

     WHEREAS, pursuant to Article IV, Section 10(d) of the Agreement, the Company and the Custodian wish to amend the Agreement to reflect the addition of a new Fund.

     NOW THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix E of the Agreement in its entirety and substitute it with the Appendix E attached hereto.

     2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

     4. The Company and the Custodian each hereby represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Company or the Custodian, as the case may be, to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date set forth above.

TWEEDY, BROWNE FUND INC., on behalf           THE BANK OF NEW YORK MELLON
of the Funds listed on Appendix E
attached hereto


By:    /s/ M. G. Rosenberger                  By:    /s/ Kelly Carroll
       ____________________________                  ___________________________

Name:  M. G. Rosenberger                      Name:  Kelly Carroll
       ____________________________                  ___________________________

Title: VP & COO                               Title: VP
       ____________________________                  ___________________________

Date:  9/17/09                                Date:  7/30/09
       ____________________________                  ___________________________


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


                                   APPENDIX E

                                  List of Funds
                                  _____________

Tweedy, Browne Global Value Fund
Tweedy, Browne Value Fund
Tweedy, Browne Worldwide High Dividend Yield Value Fund
Tweedy, Browne Global Value Fund II - Currency Unhedged


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